EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT







The Board of Directors
VoIP, Inc.

         We consent to the incorporation by reference in this Registration Statement of VoIP, Inc. on Form S-8, filed on January 24, 2005, of our report dated January 30, 2004 appearing in the Annual Report on Form 10-KSB of VoIP, Inc. (formerly Millennia Tea Masters, Inc.) for the year ended December 31, 2003, as filed on February 11, 2004.

/s/ Tschopp, Whitcomb & Orr, P.A.



Maitland, Florida
January 24, 2005